Exhibit 24.1

Choice Hotels International, Inc.

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Choice Hotels International, Inc., a Delaware corporation with offices at 1 Choice Hotels Circle, Suite 400, Rockville, Maryland 20850 (the “Company”), hereby constitute and appoint Stephen P. Joyce, David L. White and Simone Wu, jointly and severally, each in his own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 registering shares of Common Stock of the Company for issuance pursuant to the Choice Hotels International, Inc. 2006 Long-Term Incentive Plan, as amended, any and all amendments to this Registration Statement, or any Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Stephen P. Joyce Stephen P. Joyce	President and Chief Executive Officer and Director	January 17, 2014

/s/ David L. White David L. White	Senior Vice President, Chief Financial Officer & Treasurer	January 17, 2014

/s/ Scott E. Oaksmith Scott E. Oaksmith	Controller	January 17, 2014

/s/ Barbara T. Alexander Barbara T. Alexander	Director	January 17, 2014

/s/ Stewart Bainum, Jr. Stewart Bainum, Jr.	Chairman and Director	January 17, 2014

/s/ William L. Jews William L. Jews	Director	January 17, 2014

/s/ Scott A. Renschler Scott A. Renschler	Director	January 17, 2014

/s/ John T. Schwieters John T. Schwieters	Director	January 17, 2014

/s/ Ervin R. Shames Ervin R. Shames	Director	January 17, 2014

/s/ Gordon A. Smith Gordon A. Smith	Director	January 17, 2014

/s/ John P. Tague John P. Tague	Director	January 17, 2014